                      ARCHIBALD CANDY (CANADA) CORPORATION

                                   as Borrower




                                       and




                         FIRST CHICAGO NBD BANK, CANADA

                                    as Lender







--------------------------------------------------------------------------------


                                CREDIT AGREEMENT

                                  JULY 30, 1999


--------------------------------------------------------------------------------












                                STIKEMAN, ELLIOTT

                                TABLE OF CONTENTS


                                   ARTICLE 1
                                 INTERPRETATION

Section 1.1     Defined Terms.................................................1
Section 1.2     Gender and Number.............................................7
Section 1.3     Interpretation not Affected by Headings, etc..................7
Section 1.4     Currency......................................................7
Section 1.5     Certain Phrases, etc..........................................7
Section 1.6     Accounting Terms..............................................8
Section 1.7     Incorporation of Schedules....................................8
Section 1.8     Conflict......................................................8

                                    ARTICLE 2
                                 CREDIT FACILITY

Section 2.1     Availability..................................................8
Section 2.2     Commitments and Facility Limits...............................8
Section 2.3     Use of Proceeds...............................................8
Section 2.4     Mandatory Repayments..........................................9
Section 2.5     Optional Prepayments; Mandatory Prepayments...................9
Section 2.6     Reduction of the Commitment...................................9
Section 2.7     Payments under this Agreement.................................9
Section 2.8     Application of Payments and Prepayments......................10
Section 2.9     Computations of Interest and Fees............................10

                                    ARTICLE 3
                                    ADVANCES

Section 3.1     The Advances.................................................11
Section 3.2     Procedure for Borrowing......................................11
Section 3.3     Conversions and Elections Regarding Advances.................11
Section 3.4     Interest on Advances.........................................11

                                    ARTICLE 4
                              BANKERS' ACCEPTANCES

Section 4.1     Acceptances and Drafts.......................................11
Section 4.2     Form of Drafts...............................................12
Section 4.3     Procedure for Drawing........................................12
Section 4.4     Presigned Power of Attorney..................................13
Section 4.5     Payment, Conversion or Renewal of BA Instruments.............13
Section 4.6     Circumstances Making Bankers' Acceptances Unavailable........13

                                      (i)

                                   ARTICLE 5
                               DOCUMENTARY CREDITS

Section 5.1     Documentary Credits..........................................14
Section 5.2     Procedure for Issue..........................................14
Section 5.3     Form of Documentary Credits..................................15
Section 5.4     Use of Documentary Credits...................................15
Section 5.5     Reimbursements of Amounts Drawn; Exchange Rate Fluctuations..15
Section 5.6     Risk of Documentary Credits..................................15
Section 5.7     Fees.........................................................16
Section 5.8     Repayments...................................................16

                                   ARTICLE 6
                              CONDITIONS OF LENDING

Section 6.1     Conditions Precedent to the Initial Accommodation............17
Section 6.2     Conditions Precedent to Accommodations and Conversions.......19
Section 6.3     No Waiver....................................................19

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

Section 7.1     Representations and Warranties...............................20
Section 7.2     Survival of Representations and Warranties...................20

                                   ARTICLE 8
                            COVENANTS OF THE BORROWER

Section 8.1     Affirmative Covenants........................................21
Section 8.2     Negative Covenants...........................................22
Section 8.3     Financial Covenants..........................................22

                                   ARTICLE 9
                                EVENTS OF DEFAULT

Section 9.1     Events of Default............................................22
Section 9.2     Remedies Upon Default........................................23

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.1    Amendment....................................................24
Section 10.2    Waiver.......................................................24
Section 10.3    Evidence of Debt and Accommodation Notices...................24
Section 10.4    Notices, etc.................................................25
Section 10.5    Confidentiality..............................................25
Section 10.6    Costs, Expenses and Indemnity................................26

                                      (ii)

Section 10.7    Taxes and Other Taxes........................................27
Section 10.8    Successors and Assigns.......................................29
Section 10.9    Right of Set-off.............................................30
Section 10.10   Judgment Currency............................................30
Section 10.11   Interest on Accounts.........................................31
Section 10.12   Governing Law................................................31
Section 10.13   Counterparts.................................................31


                                    SCHEDULES

SCHEDULE 4.3(1)     FORM OF DRAWING NOTICE
SCHEDULE 5.2(1)     FORM OF ISSUE NOTICE
SCHEDULE 7.1(b)     SUBSIDIARIES
SCHEDULE 10.8(5)    ASSIGNMENT AND ASSUMPTION AGREEMENT





                                      (iii)

                                CREDIT AGREEMENT

     Credit Agreement dated July 30, 1999 among Archibald Candy (Canada) Corporation, as borrower, and First Chicago NBD Bank, Canada, as lender.

     RECITALS:

     (a) First Chicago NBD Bank, Canada, as lender, and Archibald Candy (Canada) Corporation, as borrower, among others, have entered into a term sheet dated June 8, 1999 setting out the terms and conditions of a U.S. $5,000,000 revolving credit and letter of credit facility.

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1      DEFINED TERMS.

     As used in this Agreement, the following terms have the following meanings:

     "ACCOMMODATION" means (i) an Advance made by the Lender on the occasion of any Borrowing, and (ii) the creation and purchase of Bankers' Acceptances or the purchase of completed Drafts or BA Equivalent Notes by the Lender or by any other Person on the occasion of any Drawing, and
     (iii) the issue of a Documentary Credit on the occasion of any Issue (each of which is a "TYPE" of Accommodation).

     "ACCOMMODATION NOTICE" means a Borrowing Notice or a Drawing Notice.

     "ACCOMMODATIONS OUTSTANDING" means an amount equal to the sum of (i) the aggregate principal amount of all outstanding Advances made by the Lender, (ii) the aggregate Face Amount of all outstanding Bankers' Acceptances, completed Drafts and BA Equivalent Notes which the Lender has purchased or arranged to have purchased, and (iii) the aggregate Face Amount of all Documentary Credits.

     "ADVANCES" means advances made by the Lender under Article 3 and "ADVANCE" means any one of such advances.

     "AGREEMENT" means this credit agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

     "APPLICABLE MARGIN" means, at any time, 0.25%.

     "ASSIGNEE" has the meaning specified in Section 10.8.

     "ASSIGNMENT OF BOOK DEBTS" means the assignment of book debts to be executed and delivered by the Borrower as amended, restated and otherwise modified from time to time.

     "AUTHORIZED OFFICER" means any of the Chairman, President, Chief Executive Officer, Vice President-Chief Financial Officer,
     Secretary/Treasurer, or Assistant Secretary of the Borrower, acting singly.

     "BANKERS' ACCEPTANCE" has the meaning specified in Section 4.1.

     "BA EQUIVALENT NOTE" has the meaning specified in Section 4.3(3).

     "BA INSTRUMENTS" means, collectively, Bankers' Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.

     "BENEFICIARY" means, in respect of any Documentary Credit, the beneficiary named in the Documentary Credit.

     "BORROWER" means, at any time, Archibald Candy (Canada) Coporation and its successors and permitted assigns.

     "BORROWER'S ACCOUNT" means the Borrower's Canadian Dollar account maintained by the Lender at its principal office, the particulars of which shall have been notified by the Lender to the Borrower.

     "BORROWING" means a borrowing consisting of one or more Advances.

     "BORROWING NOTICE" has the meaning specified in Section 3.2.

     "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario or Chicago, Illinois.

     "CBCA" means the CANADA BUSINESS CORPORATIONS ACT.

     "CANADIAN DOLLARS", and "CDN. $" each means lawful money of Canada.

     "CANADIAN PENSION PLAN" means any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not required to be registered under any such laws) which is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) the Borrower or any of its Subsidiaries (except for any pension plan maintained by any employee bargaining unit) in respect of any Person's employment in Canada or a province or territory thereof, all related funding agreements and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder.

     "CANADIAN PRIME RATE" means, at any time, the per annum rate of interest quoted, published and commonly known as the "prime rate" of the Lender which the Lender establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other Person.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Parent, the Borrower or any of the Borrower's Subsidiaries in or upon which a lien is granted to the Lender; provided that any such property or interest in property with respect to which the Lien created pursuant to any of the Credit Documents has been released in accordance with the terms thereof shall not constitute Collateral.

     "COMMITMENT" means, at any time, the Equivalent Cdn. $ Amount of U.S. $5,000,000, as reduced pursuant to Article 2.

     "COMPLIANCE CERTIFICATE" means a certificate of the Borrower, substantially in the form of Schedule 8.1(a)(iv)(I), signed on its behalf by an Authorized Officer.

     "CREDIT DOCUMENTS" means this Agreement, the BA Instruments, the Security Documents or the Parent Guarantee entered into with, or delivered to or in favour of, the Lender and all other documents to be executed and delivered to the Lender by the Borrower and the Material Subsidiaries.

     "CREDIT FACILITY" means the revolving term credit and letter of credit facility to be made available to the Borrower under this Agreement for the purposes specified in Section 2.3.

     "DEFAULT" has the meaning specified in Section 9.1.

     "DISCOUNT RATE" means, in respect of any Bankers' Acceptances or Drafts to be purchased pursuant to Article 4 by the Lender or any Facility Participant to which the Lender has participated or assigned all or any part of its interest in the Credit Facility, the lesser of (i) the rate per annum plus 10 basis points for Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the relevant Drawing Date (and if such screen is not available, any successor or similar service as may be selected by the Lender) for Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Lender or Facility Participant on the Drawing Date, and (ii) the discount rate (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by the Lender at 9:30 a.m. (Toronto time) as the discount rate at which the Lender would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Lender or Facility Participant on the Drawing Date.

     "DOCUMENTARY CREDIT" means a commercial letter of credit or a standby letter of credit (each of which is a "TYPE" of Documentary Credit) issued or to be issued by the Lender for the account of the Borrower pursuant to Article 5.

     "DRAFT" means, at any time, a bill of exchange, within the meaning of the BILLS OF EXCHANGE ACT (Canada), drawn by the Borrower on the Lender or any other Person and bearing such distinguishing letters and numbers as the Lender or the Person may determine, but which at such time has not been accepted by the Lender or such other Person.

     "DRAWING" means (i) the creation and purchase of Bankers' Acceptances by the Lender or by any other Person pursuant to Article 4, or (ii) the purchase of completed Drafts by the Lender or by any other Person pursuant to Article 4.

     "DRAWING DATE" means any Business Day fixed for a Drawing pursuant to
     Section 4.3.

     "DRAWING FEE" means, with respect to each Draft drawn by the Borrower and purchased by any Person on any Drawing Date, an amount equal to the result obtained when (i) the product of (w) the Applicable Margin and
     (x) the aggregate Face Amount of the Draft is multiplied by (ii) a fraction (y) the numerator of which is the number of days in the term to maturity of the Draft and (z) the denominator of which is the actual number of days in such year, being either 365 or 366.

     "DRAWING NOTICE" has the meaning specified in Section 4.3(1).

     "DRAWING PRICE" means, in respect of Bankers' Acceptances or Drafts to be purchased by the Lender or any other Person, the difference between
     (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of the Bankers' Acceptances or Drafts by the sum of one plus the product of
     (x) the Discount Rate multiplied by (y) a fraction the numerator of which is the number of days in the term of maturity of the Bankers' Acceptances or Drafts, as the case may be, and the denominator of which is the actual number of days in such year, being either 365 or 366, and
     (ii) the applicable aggregate Drawing Fee.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" has the meaning ascribed to such term in the U.S. Credit Agreement and includes similar Requirements of Law of Canada and any province or territory thereof.

     "EQUIVALENT CDN. $ AMOUNT" means, on any day with respect to any amount of U.S. Dollars, the equivalent amount of Canadian Dollars determined by using the quoted Bank of Canada noon rate at which the Lender's principal office in Toronto, Ontario offers to provide Canadian Dollars in exchange for U.S. Dollars in Toronto at noon (Toronto time) on the day.

     "EQUIVALENT U.S. $ AMOUNT" means, on any day with respect to any amount of Canadian Dollars, the equivalent amount of U.S. Dollars determined by using the quoted Bank of Canada noon rate at which the Lender's principal office in Toronto, Ontario offers to provide U.S. Dollars in exchange for Canadian Dollars in Toronto at noon (Toronto time) on the day.

     "EXCHANGE RATE NOTICE" has the meaning specified in Section 5.5(2).

     "FACE AMOUNT" means (i) in respect of a BA Instrument, the amount payable to the holder on its maturity, and (ii) in respect of a Documentary Credit, the maximum amount which the issuing Person is contingently liable to pay to the Beneficiary.

     "FACILITY PARTICIPANT" means a Participant or Assignee which has not executed and delivered the assignment and assumption documents referred to in Section 10.8(5).

     "FEES" means the fees payable by the Borrower under this Agreement.

     "FISCAL QUARTER" or "fiscal quarter" shall mean the fiscal quarter of Borrower which shall be each 13 (or 14) week period ending in August, November, February and May or such other period as Borrower or Parent may designate and the Lender shall approve.

     "FISCAL YEAR" or "fiscal year" shall mean the fiscal year of Borrower which shall be each 52 (or 53) week period ending on the last Saturday of August of each calendar year or such other period as Borrower or Parent shall designate and the Lender may approve in writing.

     "INDEMNIFIED MATTERS" has the meaning specified in Section 10.6.

     "INDEMNITEES" has the meaning specified in Section 10.6.

     "ISSUE" means an issue of a Documentary Credit by the Lender pursuant to
     Article 5.

     "ISSUE DATE" has the meaning specified in Section 5.2(1).

     "ISSUE NOTICE" has the meaning specified in Section 5.2(1).

     "LENDER" means First Chicago NBD Bank, Canada, any Person who may become a Lender pursuant to Section 10.8 and their respective successors and assigns, and, in the singular, any one of them.

     "MATERIAL SUBSIDIARY" means any Subsidiary of Borrower that has assets or annual sales equal to or greater than U.S.$ 1,000,000.

     "MATURITY DATE" means April 15, 2001.

     "MAXIMUM REVOLVING LOAN AMOUNT" means, at any particular time, the lesser of (i) the Commitment at such time, and (ii) the amount by which the lesser of U.S. $25,000,000 and the Borrowing Base exceeds the Obligations.

     "MAXIMUM DOCUMENTARY CREDITS AMOUNT" means, at any particular time, the Equivalent Cdn. $ Amount of U.S. $1,000,000.

     "ORIGINAL CURRENCY" has the meaning specified in Section 10.10(1).

     "OTHER CURRENCY" has the meaning specified in Section 10.10(1).

     "OTHER TAXES" has the meaning specified in Section 10.7(2).

     "PARENT" means Archibald Candy Corporation, an Illinois corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Parent.

     "PARENT GUARANTEE" means the guarantee dated as of the date hereof by the Parent in favour of the Lender guaranteeing the obligations of the Borrower hereunder as amended, restated or otherwise modified from time to time.

     "PARTICIPANT" has the meaning specified in Section 10.8(3).

     "PARTICIPATION AGREEMENT" means the letter agreement dated the date hereof among the Lender, The First National Bank of Chicago and Fleet Business Credit Corporation.

     "PAYMENT DATE" means the last Business Day of each fiscal quarter.

     "SECTION 427 SECURITY" means the Security granted by the Borrower to the Lender pursuant to Section 427 of the BANK ACT (Canada) as amended, restated or otherwise modified from time to time.

     "SECURITY" means, at any time, the Liens in favour of the Lender in the assets and properties of the Parent, the Borrower or the Material Subsidiaries securing their obligations under the Credit Documents.

     "SECURITY AGREEMENTS" means the security agreements to be executed and delivered by the Parent, the Material Subsidiaries and the Borrower as amended, restated or otherwise modified from time to time.

     "SECURITY DOCUMENTS" means (i) the Security Agreements, (ii) the Assignment of Book Debts, and (iii) the Section 427 Security.

     "SUBSIDIARY" has the meaning specified in the CBCA on the date of this Agreement.

     "SUBSIDIARIES" means the subsidiaries of the Parent or the Borrower, as the case may be, including, without limitation, those identified as such in Schedule 7.1(b).

     "SUBSIDIARY GUARANTEE" means a guarantee of the obligations of the Borrower to be made in favour of the Lender by the Material Subsidiaries in a form satisfactory to the Lender and as amended, restated or otherwise modified from time to time.

     "TAXES" has the meaning specified in Section 10.7.

     "TOTAL FACE AMOUNT" means, at any particular time, the aggregate Face Amount of all Documentary Credits which have been issued and are outstanding.

     "UNMATURED DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute a Default.

     "U.S. DOLLARS" and "U.S. $" means lawful money of the United States of America.

     "U.S. AGENT" means The First National Bank of Chicago as agent for the
     U. S. Lenders.

     "U.S. LENDERS" means the financial institutions from time to time which are lenders under the U.S. Credit Agreement.

     "U.S. CREDIT AGREEMENT" means the amended and restated credit agreement dated as of July 2, 1997 among the Parent, the financial institutions from time to time which are lenders thereunder and The First National Bank of Chicago, as agent, as such document has been and may be amended from time to time.

     Unless otherwise defined herein, each capitalized term used herein shall have the meanings ascribed to such terms in the U.S. Credit Agreement and include such other definitions in the U.S. Credit Agreement necessary to give meaning to such terms.

SECTION 1.2      GENDER AND NUMBER.

     Any reference in the Credit Documents to gender includes all genders, and words importing the singular number also include the plural and vice versa.

SECTION 1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The provisions of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 1.4      CURRENCY.

     All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5      CERTAIN PHRASES, ETC.

     In any Credit Document (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION" and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR

SUM), WITHOUT DUPLICATION, OF", (ii) except where specifically stated otherwise, whether any act, occurrence, conduct, event or state of affairs is "MATERIAL", "ADVERSE" or "MATERIALLY ADVERSE" or any grammatical variation of such words, shall be determined by the Lender acting reasonably, and (iii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

SECTION 1.6      ACCOUNTING TERMS.

     All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with Agreement Accounting Principles.

SECTION 1.7      INCORPORATION OF SCHEDULES.

     The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

SECTION 1.8      CONFLICT.

     The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Credit Documents.

                                   ARTICLE 2
                                 CREDIT FACILITY

SECTION 2.1      AVAILABILITY.

     The Lender agrees, on the terms and conditions of this Agreement, to make Accommodations to the Borrower in accordance with the Commitment. Accommodations under the Credit Facility shall be made available as (i) Advances, pursuant to Article 3, (ii) Bankers' Acceptances, pursuant to
Article 4, and (iii) Documentary Credits to a maximum Face Amount specified in Section 5.1(2), pursuant to Article 5.

SECTION 2.2      COMMITMENTS AND FACILITY LIMITS.

(1) The Accommodations Outstanding to the Lender under the Credit Facility shall not at any time exceed the Maximum Revolving Loan Amount.

(2) The Credit Facility shall revolve and no payment under the Credit Facility shall reduce the Commitment.

(3) A conversion from one Type of Accommodation to another Type of Accommodation shall not constitute a repayment or prepayment.

SECTION 2.3      USE OF PROCEEDS.

     The Borrower shall use the proceeds of Accommodations under the Credit Facility for its working capital and other general corporate purposes and the issuances of Documentary Credits.

SECTION 2.4      MANDATORY REPAYMENTS.

(1) The Borrower shall repay, subject to Section 9.1, the Accomodations Outstanding under the Credit Facility on the Maturity Date.

(2) On the Maturity Date, the Borrower shall provide collateral in the form of cash or Cash Equivalents to the Lender in an amount equal to the aggregate issued and outstanding Face Amount of all Documentary Credits.

SECTION 2.5      OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS.

(1) On prior notice to the Lender, the Borrower may from time to time repay, without penalty or premium, (i) all or any part of the outstanding Advances, and (ii) the amount of any Drawing or Issue only on the maturity date for the relevant BA Instrument or Documentary Credit; PROVIDED that any such repayment in part shall equal Cdn. $250,000 or an integral multiple of Cdn. $100,000 in excess thereof.

(2) If, at any time and for any reason, the Accommodations Outstanding under the Credit Facility exceed the Maximum Revolving Loan Amount (based on the most recently delivered Borrowing Base Certificate and the Equivalent U.S. $ Amount of the Accommodations Outstanding on that day) and the Parent has not repaid amounts under the U.S. Credit Agreement to eliminate such excess, the Borrower shall on that day (i) prepay Borrowings, or (ii) pay such amount to the Lender and irrevocably authorize and direct the Lender to apply such payment as a repayment of the Borrower's reimbursement obligation in respect of any Drawings or Issues on the next maturity date; such that the Accommodations Outstanding under the Credit Facility, after giving effect to the payment, do not exceed the Maximum Revolving Loan Amount.

SECTION 2.6      REDUCTION OF THE COMMITMENT.

     The Borrower may permanently reduce the Commitment in whole or in part, upon two Business Days' notice to the Lender by a notice stating the proposed date and aggregate amount of the reduction; PROVIDED, HOWEVER, that the Commitment may not be reduced below the Accomodations Outstanding. All accrued commitment fees relating to the terminated portion of the Commitment shall be payable on the effective date of such termination. Each partial reduction shall be in an aggregate principal amount of U.S. $1,000,000 or integral multiples of U.S. $500,000.

SECTION 2.7      PAYMENTS UNDER THIS AGREEMENT.

(1) Unless otherwise expressly provided in this Agreement, the Borrower shall (i) make any payment required to be made by it to the Lender by depositing the amount of the payment to the Borrower's Account not later than noon (Toronto time) on the date the payment is due, and (ii) provide to the Lender one Business Days' notice of such repayment which shall be irrevocable and binding on the Borrower and shall specify (x) the date of repayment, and (y) the Type and amount of Accommodation to be repaid.

(2) Unless otherwise expressly provided in this Agreement, the Lender shall make Accommodations and other payments to the Borrower under this Agreement by crediting the Borrower's Account (or causing the Borrower's Account to be credited) with the amount of the payment not later than 1:00 p.m. (Toronto time) on the date the payment is to be made.

(3) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender by the Borrower is not made when due, to charge from time to time any due amount against any or all of the Borrower's accounts with the Lender.

SECTION 2.8      APPLICATION OF PAYMENTS AND PREPAYMENTS.

     All amounts received by the Lender from or on behalf of the Borrower and not previously applied pursuant to this Agreement shall be applied by the Lender as follows (i) first, in reduction of the Borrower's obligation to pay any unpaid interest and any Fees which are due and owing, (ii) second, in reduction of the Borrower's obligation to pay any claims or losses referred to in Section 10.6, (iii) third, in reduction of the Borrower's obligation to pay any amounts due and owing on account of any unpaid principal amount of Advances which is due and owing, (iv) fourth, in reduction of the Borrower's obligation to pay any other unpaid Accommodations Outstanding which are due and owing, (v) fifth, in reduction of any other obligation of the Borrower under this Agreement, and (vi) sixth, to the Borrower or such other Persons as may lawfully be entitled to or directed to receive the remainder.

SECTION 2.9      COMPUTATIONS OF INTEREST AND FEES.

(1) Subject to Section 2.9(2), all computations of interest shall be made by the Lender taking into account the actual number of days occurring in the period for which such interest is payable and on the basis of a year of 365 or 366 days, as the case may be.

(2) All computations of Fees and interest thereon shall be made by the Lender on the basis of a year of 360 days.

(3) For purposes of the INTEREST ACT (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                                    ARTICLE 3
                                    ADVANCES

SECTION 3.1      THE ADVANCES.

     The Lender agrees, on the terms and conditions of this Agreement, to make Advances under the Credit Facility to the Borrower from time to time on any Business Day prior to the Maturity Date.

SECTION 3.2      PROCEDURE FOR BORROWING.

(1) Borrowings may be made without notice from the Borrower by overdraft in the Borrower's Account and shall be made available by the Lender by crediting the Borrower's Account the integral multiple of Cdn. $10,000 nearest the amount of such overdraft.

(2) If from time to time the position of the Borrower's Account is a credit in favour of the Borrower, the Lender will apply the amount of such credit or any part thereof, rounded to the nearest Cdn.$10,000, as a repayment of the Credit Facility, and the Lender will debit the Borrower's Account with the amount of such repayment.

SECTION 3.3      CONVERSIONS AND ELECTIONS REGARDING ADVANCES.

(1) Each Advance shall bear interest at the Canadian Prime Rate until (i) the date on which the Advance is repaid in full, or (ii) it is converted to another Type of Accommodation pursuant to Section 3.3(2).

(2) The Borrower may elect to convert an Advance to another Type of Accommodation upon two Business Days notice, as of any Business Day and in the principal amount of such Advance.

SECTION 3.4      INTEREST ON ADVANCES.

     The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until the principal amount of the Advance is repaid in full, at the Canadian Prime Rate in effect from time to time calculated daily and payable in arrears (i) on the Payment Date, and
(ii) when such Advance becomes due and payable in full.

                                ARTICLE 4
                          BANKERS' ACCEPTANCES

SECTION 4.1      ACCEPTANCES AND DRAFTS.

(1) The Lender agrees, on the terms and conditions of this Agreement and from time to time on any Business Day prior to the Maturity Date to create acceptances ("BANKERS' ACCEPTANCES") by accepting Drafts and to purchase such Bankers' Acceptances in accordance with Section 4.3(2). If the Lender has participated or assigned all or any part of its interest in the Credit Facility to a Facility Participant which is willing and able to accept Drafts, the Lender shall arrange for the creation of

     Bankers' Acceptances by such Facility Participant and for their purchase by such Facility Participant, to the extent of the participation or assignment, in accordance with Section 4.3(2). If the Lender has participated or assigned all or any part of its interest in the Credit Facility to a Facility Participant which is unwilling or unable to accept Drafts, the Lender shall arrange for the purchase by the Facility Participant of completed Drafts (which have not and will not be accepted by the Lender), to the extent of the participation or assignment, in accordance with Section 4.3(2).

(2) Each Drawing shall be in a minimum Face Amount of Cdn.$1,000,000 and in integral multiples of Cdn.$100,000, and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, effected or arranged by the Lender in accordance with Section 4.3 and the Commitment.

SECTION 4.2      FORM OF DRAFTS.

(1) Each Draft presented by the Borrower shall (i) be in a minimum amount of Cdn. $100,000 and in an integral multiple of Cdn. $100,000, (ii) be dated the date of the Drawing, and (iii) subject to Section 4.2(2), mature and be payable by the Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90 or 180 days at the election of the Borrower after the Drawing Date and on or prior to the Maturity Date and which would not, in the opinion of the Lender, conflict with the repayment schedule set out in Section 2.4.

(2) Each Draft with a maturity date which is approximately 180 days after the Drawing Date shall be re-paid, re-advanced and repurchased for the Drawing Price (but without an additional Drawing Fee) on the Business Day which is approximately 91 days from the Drawing Date.

SECTION 4.3      PROCEDURE FOR DRAWING.

(1) Each Drawing shall be made on notice (a "DRAWING NOTICE") given by the Borrower to the Lender not later than 10:00 a.m. (Toronto time) on two Business Days notice. Each Drawing Notice shall be in substantially the form of Schedule 4.3(1), shall be irrevocable and binding on the Borrower and shall specify (i) the Drawing Date, (ii) the aggregate Face Amount of Drafts to be accepted and purchased (or purchased, as the case may be), and (iii) the contract maturity date for the Drafts.

(2) Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, the Lender shall, subject to Section 4.2(2) (i) complete one or more Drafts in accordance with the Drawing Notice, accept the Drafts and purchase the Bankers' Acceptances so created for the Drawing Price, (ii) complete one or more Drafts in accordance with the Drawing Notice and purchase them for the Drawing Price, (iii) arrange for a Facility Participant to complete one or more Drafts in accordance with the Drawing Notice, to accept the Drafts and to purchase the Bankers' Acceptances so created for the Drawing Price, or (iv) arrange for a Facility Participant to complete one or more Drafts in accordance with the Drawing Notice and arrange for the Facility Participant to purchase them for the Drawing Price. In each case, upon receipt of the Drawing Price and upon fulfilment of the applicable conditions set forth in Article 6, the Lender shall make funds available to the Borrower in accordance with Article 2.

(3) The Borrower shall, at the request of the Lender or any Facility Participant, issue one or more non-interest bearing promissory notes (each a "BA EQUIVALENT NOTE") payable on the date of maturity of the unaccepted Draft referred to below, in such form as the Lender or such Facility Participant reasonably may specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which the Lender or such Facility Participant has purchased or has arranged to have purchased in accordance with Section 4.3(2).

(4) Bankers' Acceptances purchased by the Lender or Facility Participant may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Person's sole discretion.

SECTION 4.4      PRESIGNED POWER OF ATTORNEY.

     To enable the Lender and Facility Participants to create Bankers' Acceptances or complete Drafts in the manner specified in this Article 4, the Borrower shall provide the Lender with a power of attorney authorizing the Lender to create Bankers' Acceptances or complete drafts in the name of the Borrower.

SECTION 4.5      PAYMENT, CONVERSION OR RENEWAL OF BA INSTRUMENTS.

(1) Upon the maturity of a BA Instrument, the Borrower may (i) elect to issue a replacement BA Instrument by giving a Drawing Notice in accordance with Section 4.3(1), (ii) elect to have all or a portion of the Face Amount of the BA Instrument converted to an Advance by giving a Borrowing Notice in accordance with Section 3.2, or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that the Lender may be the holder of it at maturity). Any such payment shall satisfy the Borrower's obligations under the BA Instrument to which it relates and the Lender or Facility Participant shall then be solely responsible for the payment of the BA Instrument.

(2) If the Borrower fails to pay any BA Instrument when due or issue a replacement in the Face Amount of such BA Instrument pursuant to Section 4.5(1), the unpaid amount due and payable shall be converted to an Advance made by the Lender under the Credit Facility and shall bear interest calculated and payable as provided in Article 3. This conversion shall occur as of the due date and without any necessity for the Borrower to give a Borrowing Notice.

SECTION 4.6      CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.

(1) If the Lender determines in good faith and notifies the Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances then:

     (a) The right of the Borrower to request a Drawing shall be suspended until the Lender determines that the circumstances causing a suspension no longer exist and so notifies the Borrower; and

     (b) Any Drawing Notice which is outstanding shall be deemed to be a Borrowing Notice requesting a Borrowing comprised of Advances.

(2) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request a Drawing and of the termination of any suspension.

                                   ARTICLE 5
                              DOCUMENTARY CREDITS

SECTION 5.1      DOCUMENTARY CREDITS.

(1) The Lender agrees, on the terms and conditions of this Agreement, to issue Documentary Credits, under the Credit Facility, from time to time on any Business Day prior to the Maturity Date.

(2)  The maximum Total Face Amount shall be the Maximum Documentary Credits
     Amount.

SECTION 5.2      PROCEDURE FOR ISSUE.

(1) Each Issue under the Credit Facility shall be made on notice (an "ISSUE NOTICE") given by the Borrower to the Lender not later than 11:00 a.m. (Toronto time) on three Business Days notice. The Issue Notice shall be in substantially the form of Schedule 5.2(1), shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of Issue (the "ISSUE DATE"), (ii) the Type of Documentary Credit, (iii) the Face Amount of each Documentary Credit, (iv) the expiration date, and
     (v) the name and address of the Beneficiary. The Borrower shall not request a maturity date for a Documentary Credit which would be after the Maturity Date.

(2) Not later than 11:00 a.m. (Toronto time) on the Issue Date, the Lender shall issue a Documentary Credit completed in accordance with the Issue Notice in the appropriate form. Upon fulfilment of the conditions set forth in Article 6, the Lender shall deliver the Documentary Credits to or to the order of the Borrower.

(3) No Documentary Credit shall require that payment against a conforming draft be made on the same Business Day upon which the draft was presented, unless such presentation is made before 11:00 a.m. (Toronto time) on such Business Day.

(4) Prior to the Issue Date, the Borrower shall provide a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the Lender to make payment under the Documentary Credit. The Lender may require changes in any such document or certificate.

SECTION 5.3      FORM OF DOCUMENTARY CREDITS.

     Each Documentary Credit (i) shall be dated the Issue Date, (ii) shall have an expiration date on a Business Day which occurs no more than 365 days after the Issue Date, and (iii) shall comply with the definition of Documentary Credit and be a Type of Documentary Credit issued by the Lender for the proposed purpose of the issue

SECTION 5.4      USE OF DOCUMENTARY CREDITS.

     The Borrower shall use Documentary Credits for the sole purpose of supporting or effecting performance, payment, deposit or surety obligations of the Borrower.

SECTION 5.5      REIMBURSEMENTS OF AMOUNTS DRAWN; EXCHANGE RATE FLUCTUATIONS.

(1) At or before 10:00 a.m. (Toronto time) on the date specified by a Beneficiary as a drawing date under a Documentary Credit, the Borrower shall pay to the Lender an amount in same day funds equal to the amount to be drawn by the Beneficiary in the currency in which the Documentary Credit is payable. The Lender shall provide notice to the Borrower of the payment by the Lender under any Documentary Credit.

(2) If, at any time and for any reason, the Total Face Amount exceeds the Maximum Documentary Credits Amount (based on the Equivalent U.S. $ Amount of the Total Face Amount), the Lender shall provide notice (the "EXCHANGE RATE NOTICE") to the Borrower specifying the amount of such excess. At or before 10:00 a.m. (Toronto time) on the date which is two Business Days after the receipt of the Exchange Rate Notice, the Borrower shall provide collateral in the form of cash or Cash Equivalents to the Lender in an amount equal to the amount of the excess specified in the Exchange Rate Notice.

(3) If the Borrower fails to pay to the Lender the amount required pursuant to Section 5.5(1) or fails to provide the collateral required pursuant to Section 5.5(2), such amount shall be converted automatically as of such date, and without the necessity for the Borrower to give any Borrowing Notice pursuant to Section 3.2, to an Advance made by the Lender under the Credit Facility and shall bear interest calculated and payable as provided in Article 3.

SECTION 5.6      RISK OF DOCUMENTARY CREDITS.

(1) In determining whether to pay under a Documentary Credit, the Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Documentary Credit have been delivered and that they comply on their face with the requirements of such Documentary Credit.

(2) The reimbursement obligation of the Borrower under any Documentary Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including (i) any lack of validity or enforceability of a Documentary Credit, (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary or any transferee of a Documentary Credit, the Lender or any other Person, whether in connection with the Credit Documents, the transactions contemplated therein or any other transaction (including any underlying transaction between the Borrower and the Beneficiary), (iii) any draft, demand, certificate or any other document presented with a Documentary Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate, (iv) the existence of any act or omission or any misuse of, a Documentary Credit or misapplication of proceeds by the Beneficiary, including any fraud in any draft, demand, certificate or any other document presented with a Documentary Credit, or (v) the existence of an Unmatured Default or Default.

(3) The Lender shall not be responsible (in absence of bad faith, Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Documentary Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, telecopy or otherwise, (iii) errors in interpretation of technical terms, (iv) any loss or delay in the transmission of any document required in order to make a drawing, and (v) any consequences arising from causes beyond the control of the Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Lender's rights or powers under this Agreement. Any action taken or omitted by the Lender under or in connection with any Documentary Credit or the related certificates, if taken or omitted in good faith, shall not put the Lender under any resulting liability to the Borrower provided that the Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication).

SECTION 5.7      FEES.

(1) The Borrower shall pay to the Lender, a Fee in respect of each Documentary Credit issued thereby equal to the Applicable Margin per annum of the Face Amount of such Documentary Credit, for the period during which the Documentary Credit is outstanding. Such Fee shall be payable quarterly in arrears on each Payment Date.

(2) The Borrower shall pay to the Lender upon the issuance, amendment or transfer of each Documentary Credit issued by the Lender and each drawing made thereunder, the Lender's standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Documentary Credits of similar amount, term and risk.

SECTION 5.8      REPAYMENTS.

(1) If the Borrower shall be required to repay the Accommodations pursuant to Article 2 or Article 9, then the Borrower shall pay to the Lender, to the extent required in those Articles, an amount equal to the Lender's contingent liability in respect of (i) any outstanding Documentary Credit, and (ii) any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a "JUDICIAL

     ORDER") restricting payment under and in accordance with such Documentary Credit or extending the Lender's liability under such Documentary Credit beyond its stated expiration date.

(2) The Lender shall, with respect to any Documentary Credit, upon the later of:

     (a) The date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Lender from paying under such Documentary Credit; and

     (b) The earlier of (i) the date on which either (x) the original counterpart of the Documentary Credit is returned to the Lender for cancellation, or (y) the Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any applicable law) of the Documentary Credit, pay to the Borrower an amount equal to the difference between the amount paid to or for the benefit of the Lender pursuant to Section 5.8(1) and the amounts paid by the Lender under the Documentary Credit.

                                   ARTICLE 6
                             CONDITIONS OF LENDING

SECTION 6.1      CONDITIONS PRECEDENT TO THE INITIAL ACCOMMODATION.

     The obligation of the Lender to make its initial Accommodation under the Credit Facility is subject to fulfilment of the following conditions precedent at the time the initial Accommodation is made available:

     (a) No Unmatured Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation;

     (b)   The representations and warranties of the Borrower contained in
           Section 7.1 are true and correct in all material respects on the date of the Accommodation as if such representations and warranties were made on that date;

     (c) The Lender shall have received, in form, substance and dated as of a date satisfactory to the Lender:

           (i) A certified copy of (i) the charter documents and by-laws of the Borrower, (ii) the resolutions of the sole shareholder of the Borrower approving the borrowing and other matters contemplated by this Agreement and approving the entering into of all other Credit Documents to which it is a party and the completion of all transactions contemplated in the Credit Documents; and (iii) all other instruments evidencing necessary corporate action of the Borrower with respect to such matters including as required by any unanimous shareholder agreement;

           (ii) A certified copy of (i) the charter documents and by-laws of the Parent, (ii) the resolutions of the board of directors (or any duly authorized committee) of the Parent approving the guarantee of the Borrower's obligations contemplated by this Agreement and approving the entering into of all other Credit Documents to which it is a party and the completion of all transactions contemplated in the Credit Documents; and (iii) all other instruments evidencing necessary corporate action of the Parent with respect to such matters;

           (iii) A certificate of the Secretary of the Borrower certifying the names and true signatures of its officers authorized to sign this Agreement and the other Credit Documents;

           (iv) A certificate of compliance with respect to the Borrower issued pursuant to the CBCA;

           (v)         The Parent Guarantee and a Security Agreement from the
                       Parent;

           (vi) An Assignment of Book Debts, a Security Agreement and the Section 427 Security of the Borrower;

           (vii) Evidence of registration of the Liens created by the Security Documents in the Provinces of Newfoundland, Nova Scotia, New Brunswick, Quebec, Ontario, Manitoba, Saskatchewan, Alberta and British Columbia and such other jurisdictions as the Lender deems necessary or advisable;

           (viii) An opinion of counsel to the Borrower and the Parent in form and substance satisfactory to the Lender including that the transactions contemplated hereby do not violate the terms of the Senior Note Indenture;

           (ix)        An executed copy of Amendment No. 3;

           (x)         A pro forma consolidated balance sheet of the Parent;

           (xi) The necessary documentation for the Borrower to open a Canadian Dollar account with the Lender;

           (xii)       The power of attorney contemplated by Section 4.4;

           (xiii)      An executed copy of the Participation Agreement; and

           (xiv) Such other certificates and documentation as the Lender may reasonably request;

     (d) The Accommodation will not violate any applicable law, rule, regulation, judgment, order or decree; and

     (e) Nothing shall have occurred (nor shall the Lender have become aware of any facts not previously known), including any change or any condition, event or development including a prospective change which the Lender shall determine is reasonably likely to have a Material Adverse Effect.

SECTION 6.2      CONDITIONS PRECEDENT TO ACCOMMODATIONS AND CONVERSIONS.

(1) The obligation of the Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfilment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be:

     (a) No Unmatured Default or Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation or Accommodation Notice;

     (b) The Accommodation will not violate any applicable (other than those applicable solely as a result of the identity of the Lender) law, rule, regulation, judgment, order or decree; and

     (c)   The representations and warranties of the Borrower contained in
           Section 7.1 are true and correct in all material respects on the date of the Accommodation or Accommodation Notice as if they were made on that date.

(2) Each of the giving of any Accommodation Notice by the Borrower and the acceptance by the Borrower of any Accommodation shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 6.2(1) are true and correct.

SECTION 6.3      NO WAIVER.

     The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfilment of one or more conditions set forth in Section 6.1 or Section 6.2, shall not constitute a waiver of any condition and the Lender reserves the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

                                    ARTICLE 7
                          REPRESENTATIONS AND WARRANTIES

SECTION 7.1      REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender, acknowledging and confirming that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing Accommodations that:

     (a) CANADIAN PENSION PLANS. The only Canadian Pension Plans of the Borrower are one or more defined contribution pension plans. (i) Each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws, (ii) all contributions (including employee contributions made by authorized payroll deductions) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan has and will be made in accordance with applicable laws and the terms of each Canadian Pension Plan, and (iii) no event has occurred or will occur and no condition exists or will exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws. With respect to any retirement or other deferred compensation plan maintained, administered or contributed to by or to which there may be an obligation to contribute by the Borrower or any of its Subsidiaries in respect of employees in Canada which is not a Canadian Pension Plan, all required contributions have been made and there are no unfunded liabilities in respect of such plans (either on a "GOING CONCERN" or on a "WINDING UP" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada);

     (b) SUBSIDIARIES. The Borrower has no Subsidiaries other than as specified on Schedule 7.1(b);

     (c) USE OF CREDIT FACILITY. The proceeds of the Credit Facility shall be used by the Borrower solely for the purposes permitted in
           Section 2.3; and

     (d) U.S. CREDIT AGREEMENT. The representations and warranties contained in Article V of the U.S. Credit Agreement made by the Parent in respect of the Borrower and its Subsidiaries are true and correct.

SECTION 7.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties in this Agreement and in any certificates or documents delivered to the Lender shall not merge in or be prejudiced by and shall survive any

Accommodation and shall continue in full force and effect so long as any amounts are owing by the Borrower to the Lender under this Agreement.

                                    ARTICLE 8
                           COVENANTS OF THE BORROWER

SECTION 8.1      AFFIRMATIVE COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 10.1, the Borrower shall and (except in the case of the delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     (a) U.S. CREDIT AGREEMENT REPORTING. Provide such information to the Lender as is provided by the Parent to the U.S. Agent and/or the U.S. Lenders pursuant to Section 6.1 of the U.S. Credit Agreement;

     (b) U.S. CREDIT AGREEMENT COVENANTS. Comply with the covenants contained in Section 6.2 of the U.S. Credit Agreement that the Parent is required thereunder to cause the Borrower and/or each of its Subsidiaries to comply with;

     (c) ADDITIONAL SECURITY INTERESTS. If at any time the Lender so requests, execute and deliver all such security agreements and other documents and instruments as the Lender may reasonably request to create in favour of, or for the benefit of, the Lender secured guarantees by the Borrower's Subsidiaries of the Borrower's obligations hereunder (provided that security interests shall be granted only in the type of collateral in which security interests are granted by the Borrower on the date hereof), and further deliver such favourable opinions of counsel, and do such other acts and things as the Lender may reasonably request in connection with such guarantees and the creation and perfection of such Liens;

     (d) SUBSIDIARY SECURITY INTERESTS. If at any time a Subsidiary of the Borrower is a Material Subsidiary, execute and deliver to the Lender a Subsidiary Guarantee and such Security Agreement in respect of such Subsidiary as the Lender may reasonably request within 10 Business Days of the end of the month in which such Subsidiary became a Material Subsidiary together with any opinions, certificates and other documents as the Lender may reasonably request (provided that security interests shall be granted only in the type of collateral in which security interests are granted by the Borrower on the date hereof); and

     (e)   NOTICES.  Promptly give notice to the Lender of:

           (i)         The occurrence of any Unmatured Default or Default;

           (ii) Any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

           (iii) Any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is Cdn. $1,000,000 or the Equivalent U.S. $ Amount thereof or more and not covered by insurance or in which injunctive or similar relief is sought;

           (iv) Any development or event which has had or could reasonably be expected to have a Material Adverse Effect, and each notice pursuant to this Section 8.1(e)(i) shall be accompanied by a statement of an Authorized Officer on behalf of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto;

SECTION 8.2      NEGATIVE COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 10.1, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, breach any of the covenants contained in Section 6.3 of the U.S. Credit Agreement that the Parent is required thereunder not to permit the Borrower and/or each of its Subsidiaries to breach.

SECTION 8.3      FINANCIAL COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligations under this Agreement, and unless consent is given in accordance with Section 10.1, the Borrower shall (and shall cause the Parent and their respective Subsidiaries to) comply with the covenants contained in Section 6.4 of the U.S. Credit Agreement.

                                  ARTICLE 9
                              EVENTS OF DEFAULT

SECTION 9.1      EVENTS OF DEFAULT.

     If any of the following events (each, a "DEFAULT") shall occur and be continuing:

     (a) (i) The Borrower shall fail to pay any amount of the Accommodations Outstanding, interest or Fees when due in accordance with the terms hereof; or (ii) the Borrower or any of the Borrower's Subsidiaries shall fail to pay any other amount payable hereunder or under any of the Credit Documents, within 15 Business Days of the date of its receipt of request for payment;

     (b) Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it or any officer thereof at any time under or pursuant to this Agreement or any such other Credit Document shall be false or misleading in any material respect on the date as of which made or deemed made;

     (c) The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by Section 9.1(a) or Section 9.1(b)) or the Parent, the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any or the other Credit Documents, and such default shall continue until the earlier of
           (i) 15 days after the Lender notifies the Borrower that such a default exists or (ii) 20 Business Days after the date on which the Borrower knew, or should have known, that such a default existed;

     (d) At any time for any reason, other than the sole action or inaction of the Lender, (i) any Credit Document as a whole that materially affects the ability of the Lender to enforce the obligations of the Borrower hereunder or enforce its rights against the Collateral ceases to be in full force and effect, or the Borrower or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder, or the Borrower or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral with a fair market value in excess of U.S.$1,000,000 in favour of the Lender contemplated by the Credit Documents shall, at any time, for any reason other than the sole action or inaction of the Lender be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Credit Documents;

     (e) Any guarantor of the Borrower's obligations hereunder shall terminate or revoke any of its obligations under the applicable guarantee agreement; or

     (f) A "Default" (as such term are defined in the U.S. Credit Agreement) shall occur under the U.S. Credit Agreement;

     then the obligation of the Lender to make further Accommodations shall immediately terminate and the Lender may declare the Accommodations Outstanding, all accrued interest and Fees and all other amounts payable under this Agreement and the other Credit Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

SECTION 9.2      REMEDIES UPON DEFAULT.

(1) Upon a declaration that the Accommodations Outstanding are immediately due and payable pursuant to Section 9.1, the Lender may commence such legal action or proceedings as the Lender, in its sole discretion, deems expedient, including, the commencement of enforcement proceedings under the Credit Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Borrower.

(2) The rights and remedies of the Lender under the Credit Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained in the Credit Documents with respect to the indebtedness or liability of the Borrower to the Lender, nor any act or omission of the Lender with respect to the Credit Documents or the Security shall in any way prejudice or affect the rights, remedies and powers of the Lender under the Credit Documents or the Security.

                                   ARTICLE 10
                                 MISCELLANEOUS

SECTION 10.1     AMENDMENT.

     No amendment or waiver of any provision of this Agreement or any of the other Credit Documents, nor consent to any departure by the Borrower or any other Person from such provisions, is effective unless in writing and approved by the Lender and, with respect to amendments, the Borrower. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.2     WAIVER.

(1) No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

(2) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 10.3     EVIDENCE OF DEBT AND ACCOMMODATION NOTICES.

(1) The indebtedness of the Borrower resulting from Accommodations under the Credit Facility shall be evidenced by the records of the Lender which shall constitute prima facie evidence of such indebtedness.

(2) Prior to the receipt of any Accommodation Notice, the Lender may act upon the basis of a notice by telephone (containing the same information as required to be contained in the Accommodation Notice) believed by it in good faith to be from an authorized person representing the Borrower. In the event of a conflict between the Lender's record of any Accommodation and the Accommodation Notice, the Lender's record shall prevail, absent manifest error.

SECTION 10.4     NOTICES, ETC.

     Any notice, direction or other communication required or permitted to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed as follows:

     (a)   to the Borrower at:

           Archibald Candy (Canada) Corporation
           c/o Archibald Candy Corporation
           1137 West Jackson Blvd.
           Chicago Illinois  60607

           Attention:     Vice President of Finance and Accounting

           Telephone:     (312) 243-2700

           Facsimile:     (312) 243-5053

     (b)   to the Lender at:

           First Chicago NBD Bank, Canada
           161 Bay Street
           Suite 4240
           Toronto, Ontario
           M5J 2S1

           Attention:     Commercial Loans

           Telephone:     (416) 365-8286

           Facsimile:     (416) 363-7574

Any communication shall be deemed to have been validly and effectively given
(i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) or
(ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 10.5     CONFIDENTIALITY.

     The Lender agrees to hold any confidential nonpublic information which it may receive from the Parent, the Borrower or any of their respective Subsidiaries pursuant to this Agreement or any other Credit Document in confidence, except for disclosure (i) to its Affiliates, (ii) to their respective legal counsel and accountants, (iii) to other professional advisors of the Lender who shall be instructed that the information is to be treated as confidential, (iv) as requested pursuant to or as required by law, regulation or legal process, (v) in connection with any legal proceeding to which the Lender is a party, or (vi) in connection with any proposed participation or assignment pursuant to Section 10.8; PROVIDED that the Lender shall require that each offeree, Participant, Assignee or Affiliate agree to comply (and require any of its offerees, Participants, Assignees or Affiliates to agree to comply) with the provisions of this Section 10.5.

SECTION 10.6     COSTS, EXPENSES AND INDEMNITY.

(1) The Borrower agrees to reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Lender, which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Credit Documents. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Lender, which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with any restructuring or "workout" relating to this Agreement and the Credit Facility, the collection of the any amounts outstanding and the enforcement of the Credit Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Lender, promptly after the Lender's request therefor, for each audit, collateral analysis or other business analysis performed by or for the benefit of the Lender in connection with this Agreement or the other Credit Documents in an amount equal to the Lender's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Lender in the performance of such audit or analysis; PROVIDED that, unless a Default shall have occurred during the relevant Fiscal Year, in no event shall the Borrower be obligated to reimburse the Lender for such charges, costs and expenses, which together with the similar charges, costs and expenses charged to Parent pursuant to Section 9.7(A) of the U.S. Credit Agreement, are in excess of U.S.$25,000 in the aggregate per Fiscal Year. The Lender shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 10.6(1).

(2) The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and its Affiliates, and each of the Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article 6) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

     (a) this Agreement, the other Credit Documents or any act, event or transaction related or attendant thereto or to the making of the Advances, the purchasing of Bankers' Acceptances and the issuance of and participation in Documentary Credits hereunder, the management of such Advances, Bankers' Acceptances, Drafts or Documentary Credits, the use or intended use of the proceeds of the Credit Facility, or any of the other transactions contemplated by the Credit Documents; or

     (b) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the release or threatened release of any contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

     PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the bad faith, Gross Negligence or willful misconduct of such Indemnitee or breach of contract by such Indemnitee with respect to the Credit Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(3) The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, punitive or exemplary damages.

(4) The obligations and agreements of the Borrower under this Section 10.6 shall survive the termination of this Agreement.

SECTION 10.7     TAXES AND OTHER TAXES.

(1) All payments to the Lender by the Borrower under any of the Credit Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "TAXES") imposed by Canada (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If the Borrower shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Credit Documents (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 10.7(1)), the Lender receives an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(2) The Borrower agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "OTHER TAXES") which arise from any payment made by the Borrower under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents.

(3) The Borrower shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 10.6(1)) paid by the Lender and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding taxes imposed on the Lender's net income, capital taxes or receipts and franchise taxes. The Borrower will not be required to indemnify the Lender for any Taxes or Other Taxes imposed by reason of the Lender being connected with Canada otherwise than merely by lending money to the Borrower pursuant to this Agreement. Payment under this indemnification shall be made within 30 days from the date the Lender make written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Borrower by the Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to Lender.

(4) The Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Borrower within 30 days after the date of any payment of Taxes or Other Taxes.

(5) If the Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Borrower in respect of a payment made by it under this Agreement, which payment shall have been increased pursuant to Section 10.7(1), then the Lender will use reasonable effort to obtain the refund, credit, deduction or benefit and upon credit or receipt of it will pay to the Borrower, the amount (if any) not exceeding the increased amount paid by the Borrower, as equals the net after-tax value to the Lender of that part of the refund, credit, deduction or benefit as it considers is allocatable to such withholding or deduction having regard to all of its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same. Nothing contained in this Section 10.7(5) shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it deems fit and in particular, the Lender shall be under no obligation to claim relief from its corporate profits or similar tax liability in respect of any deduction or withholding in priority to any other relief, claims, credits or deductions available to it and the Lender shall not be obligated to disclose to the Borrower any information regarding its tax affairs, tax computations or otherwise.

(6) The provisions of this Section 10.7 shall survive the termination of the Agreement and the repayment of all Accommodations Outstanding.

SECTION 10.8     SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Borrower and the Lender and after that time shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

(2) The Borrower shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of the Lender, which consent may be arbitrarily withheld.

(3) The Lender may (i) grant participations in all or any part of its interest in the Credit Facility to one or more Persons (each a "PARTICIPANT"), or (ii) with the prior written consent of the Borrower (unless an Unmatured Default or a Default shall have occurred and is continuing and, in any event, not to be unreasonably withheld or delayed), assign all or any part of its interest in the Credit Facility to one or more Persons (each an "ASSIGNEE"). The Lender upon granting a participation shall, unless otherwise expressly provided in this Agreement, act on behalf of all of its Participants in all dealings with the Borrower in respect of the Credit Facility and no Participant shall have any voting or consent rights with respect to any matter requiring the Lender's consent. In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same obligations and limitations under the Credit Documents as it would have if it was the Lender, provided that no Assignee shall be entitled to receive any greater payment, on a cumulative basis, pursuant to this Agreement than the Lender which granted would have been entitled to receive. No participation shall relieve the Lender from its obligations hereunder.

(4) The Borrower shall provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Credit Facility as the Lender may reasonably require in connection with any participation or assignment pursuant to this Section 10.8.

(5) The Lender may deliver to the Borrower an assignment and assumption agreement substantially in the form of Schedule 10.8(5). by which an Assignee of the Lender assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if the Assignee had been an original party. Upon the execution by the Lender, the Borrower and the Assignee of the assignment and assumption agreement, the Lender and the Borrower shall be released from their respective obligations under this Agreement (to the extent of such assignment and assumption) and shall have no liability or obligations to each other to such extent, except in respect of matters arising prior to the assignment.

(6) Any assignment or grant of participation pursuant to this Section 10.8 will not constitute a repayment by the Borrower to the Lender of any Accommodation, nor a new advance of any such Accommodation to the Borrower by the Lender or by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrower's obligations with respect to any such Accommodations will continue and will not constitute new obligations.

SECTION 10.9     RIGHT OF SET-OFF.

     In addition to, and without limitation of, any rights of the Lender under applicable law, if any Default occurs and is continuing, any indebtedness from the Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the any and all of the obligations of the Borrower owing to the Lender under any of the Credit Documents, whether or not such obligations, or any part thereof, shall then be due.

SECTION 10.10    JUDGMENT CURRENCY.

(1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(2) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.

SECTION 10.11    INTEREST ON ACCOUNTS.

     Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Borrower to the Lender, which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time, the Applicable Margin and 2%.

SECTION 10.12    GOVERNING LAW.

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 10.13    COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

                                  ARCHIBALD CANDY (CANADA) CORPORATION


                                  Per: /s/ Donna M. Snopek
                                       ---------------------------------------
                                       Authorized Signing Officer




                                  FIRST CHICAGO NBD BANK, CANADA


                                  Per: /s/ Janet Beadle
                                       ---------------------------------------
                                       Authorized Signing Officer